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                                                Registration No. 333-
       As filed with the Securities and Exchange Commission on  June 5, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                RAYTHEON COMPANY
               (Exact name of issuer as specified in its charter)

        DELAWARE                                        95-1778500
(State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                141 Spring Street, Lexington, Massachusetts 02173
               (Address of Principal Executive Offices) (Zip Code)

                      Raytheon Savings and Investment Plan
               Raytheon Savings and Investment Plan for Specified
                            Hourly Payroll Employees
                  Raytheon Employee Savings and Investment Plan
               Raytheon Savings and Investment Plan for Specified
                              Puerto Rico Employees
                         E-Systems Employee Savings Plan
                        Raytheon TI Systems Savings Plan
                  Raytheon Salaried Savings and Investment Plan
             Raytheon California Hourly Savings and Investment Plan
             Raytheon Tucson Bargaining Savings and Investment Plan
                  Raytheon Savings and Investment Plan (10014)
                            (Full title of the plans)

                                 THOMAS D. HYDE
                    Senior Vice President and General Counsel
                                RAYTHEON COMPANY
                                141 Spring Street
                         Lexington, Massachusetts 02173
                                 (781) 862-6600
                     (Name and Address of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
-------------- ------------ -------------- ---------------------- --------------
  Title of                    Proposed
  Securities      Amount       Maximum        Proposed Maximum       Amount of
    to be         to be     Offering Price   Aggregate Offering    Registration
  Registered    Registered    Per Share*     Registration Price*        Fee
-------------- ------------ -------------- ---------------------- --------------
  Class B
Common Stock,   1,000,000    $ 52.50*          $52,500,000          $15,487.50
$.01 par value    shares
   per share
-------------- ------------ -------------- ---------------------- --------------
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---------------
* This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the plan or at what price such shares will be purchased. The above calculation is based on the average of the high and low prices of the Registrant's Class B Common Stock as reported on the New York Stock Exchange on June 4, 1998.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of interests to be offered pursuant to the employee benefit plan described herein.
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                                       3

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

          The following documents filed with the SEC by Raytheon Company (the "Company" or the "Registrant") and the Plans are hereby incorporated by reference in this Registration Statement:

(1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(2) The Company's Quarterly Report on Form 10-Q for the period ended March 29, 1998;

(3) The Company's Current Reports on Form 8-K dated January 26, 1998 and March 18, 1998; and

(4) The description of the Company's Class B Common Stock set forth in the Company's Solicitation Statement/Prospectus filed pursuant to Rule 424(b)(3) under the Securities Act dated November 10, 1997 under the captions "New Raytheon Capital Stock" and "Comparison of Rights of Stockholders of
Raytheon and New Raytheon" on pages 110-117 and 118-123, respectively.

          In addition, all documents subsequently filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
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                                       4
Item 4. Description of Securities

        Not applicable.


Item 5. Interests of Named Experts or Counsel

        Not applicable.


Item 6. Indemnification of Directors and Officers

          Section 145 of the General Corporation Law of the State of Delaware sets forth provisions permitting and, in some situations, requiring Delaware corporations, such as the Company, to provide indemnification to their directors and officers for losses and litigation expense incurred in connection with their service to the corporation in those capacities.

          Article X of the Registrant's Amended and Restated Certificate of Incorporation provides as follows:

          "Section 1. Limited Liability of Directors. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Neither the amendment nor repeal of Section 1 of this Article X shall eliminate or reduce the effect of Section 1 of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this
Article X would accrue or arise, prior to such amendment or repeal.

          Section 2. Indemnification and Insurance. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director o officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, to the fullest extent permitted by law, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgment, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred
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                                       5

or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of such person's heirs, executors and administrators; provided however, that, except as provided in paragraph (b) of this Section, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or party thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time, provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced from time to time by the Board, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

          (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the Claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person (including, without limitation, any person other than a officer or director of the Corporation) may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of Stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director or officer of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.
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                                       6
          (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

          (e) Severability. If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable for any reason whatsoever:
(1) the validity, legality and enforceability of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provisions held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable."

          In addition, the Company maintains insurance for the benefit of its directors and officers, and directors and officers of its subsidiaries, against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.


Item 7. Exemption from Registration Claimed

        Not applicable.


Item 8. Exhibits

        The following exhibits are part of this Registration Statement:

4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.

4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.

4.3       Raytheon Savings and Investment Plan.

4.4       Raytheon Savings and Investment Plan for Specified Hourly Payroll
          Employees.

4.5       Raytheon Employee Savings and Investment Plan.

4.6       Raytheon Savings and Investment Plan for Specified Puerto Rico
          Employees.

4.7       E-Systems Employee Savings Plan.

4.8       Raytheon TI Systems Savings Plan.

4.9       Raytheon Salaried Savings and Investment Plan.

4.10      Raytheon California Hourly Savings and Investment Plan.
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                                       7

4.11      Raytheon Tucson Bargaining Savings and Investment Plan.

4.12      Raytheon Savings and Investment Plan (10014).

5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.

5.2 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan.

5.3 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.

5.4 Internal Revenue Service determination letter in respect of the Raytheon Employee Savings and Investment Plan.

5.5 Internal Revenue Service determination letter in respect of the E-Systems Employee Savings Plan.

5.6 An undertaking that the Registrant will submit the Raytheon Salaried Savings and Investment Plan, Raytheon California Hourly Savings and Investment Plan, Raytheon Tucson Bargaining Savings and Investment Plan and Raytheon Savings and Investment Plan (10014).to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plans.

23.1      Consent of John W. Kapples, Esq. (included in Exhibit 5.1).

23.2      Consent of Coopers & Lybrand L.L.P.

24 Power of Attorney (included on the signature page of the Registration Statement).


Item 9. Undertakings

        (a)     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement, (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
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                                       8

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
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                                       9

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 29th day of May, 1998.

                                   RAYTHEON COMPANY

                                   /s/ Christoph L. Hoffmann
                                       Christoph L. Hoffmann
                                       Executive Vice President,
                                       Law and Corporate Administration,
                                       and Secretary

                               POWER OF ATTORNEY

        Each person whose signature appears below hereby appoints Peter R. D'Angelo and Christoph L. Hoffmann, and each of them singly, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                    Title                           Date

/s/  Dennis J. Picard       Chairman of the Board of             May 27, 1998
     Dennis J. Picard       Directors and Chief Executive
                            Officer (Principal Executive
                            Officer) and Director

/s/  Peter R. D'Angelo      Vice President and Chief Financial   May 27, 1998
     Peter R. D'Angelo      Officer (Principal Financial Officer)

/s/  Michele C. Heid        Vice President - Corporate           May 27, 1998
     Michele C. Heid        Controller and Investor Relations
                            (Principal Accounting Officer)
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                                       10

/s/  Ferdinand Colloredo-Mansfeld       Director                 May 27, 1998
     Ferdinand Colloredo-Mansfeld

/s/  Steven D. Dorfman                  Director                 May 27, 1998
     Steven D. Dorfman

/s/  Theodore L. Eliot, Jr.             Director                 May 27, 1998
     Theodore L. Eliot, Jr.

/s/  Thomas E. Everhart                 Director                 May 27, 1998
     Thomas E. Everhart

/s/  John R. Galvin                     Director                 May 27, 1998
     John R. Galvin

/s/  Barbara B. Hauptfuhrer             Director                 May 27, 1998
     Barbara B. Hauptfuhrer

/s/  Richard D. Hill                    Director                 May 27, 1998
     Richard D. Hill

                                        Director
     L. Dennis Kozlowski

/s/  James N. Land, Jr.                 Director                 May 27, 1998
     James N. Land, Jr.

/s/  A. Lowell Lawson                   Director                 May 27, 1998
     A. Lowell Lawson

                                        Director
     Charles H. Noski

/s/  Thomas L. Phillips                 Director                 May 27, 1998
     Thomas L. Phillips

/s/  Warren B. Rudman                   Director                 May 27, 1998
     Warren B. Rudman

/s/  Alfred M. Zeien                    Director                 May 27, 1998
     Alfred M. Zeien

        Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee named benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of
Lexington, Commonwealth of Massachusetts, on this 29th day of May, 1998.
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                                       11

Raytheon Savings and Investment Plan
Raytheon Savings and Investment Plan for Specified
     Hourly Payroll Employees
Raytheon Employee Savings and Investment Plan
Raytheon Savings and Investment Plan for Specified Puerto
     Rico Employees
E-Systems Employee Savings Plan
Raytheon TI Systems Savings Plan
Raytheon Salaried Savings and Investment Plan
Raytheon California Hourly Savings and Investment Plan
Raytheon Tucson Bargaining Savings and Investment Plan
Raytheon Savings and Investment Plan (10014)


                                        By:  /s/ Gail P. Anderson
                                                 Gail P. Anderson
                                                 Authorized Representative